Equinix Implements Finance Leadership Succession Plan
as CFO Keith Taylor Plans to Retire

REDWOOD CITY, Calif. – December 3, 2025 – Equinix, Inc. (Nasdaq: EQIX), the world’s digital infrastructure company®, today announced Chief Financial Officer Keith Taylor’s intention to retire in 2026 following 27 years with the company. Taylor will remain as CFO until a successor is selected, and then as a Special Advisor to the company for approximately one year to ensure a smooth transition.

“Keith’s leadership has been instrumental since Equinix’s early years,” said Adaire Fox-Martin, CEO and President, Equinix. “For well over two decades, his strategic insight and financial stewardship have helped us grow profitably from a small startup to a global leader among the Fortune 500. He has guided Equinix through some of the industry’s most profound technological advancements and opportunities, and we are incredibly grateful for the impact he has made and the strong teams he has built along the way.”

Taylor joined Equinix in 1999 and guided the company’s financial strategy through every stage of its evolution -- from a venture-backed startup to a successful IPO and onward to its position today as an industry leader with over $9 billion in annualized revenue. Taylor also led the company’s commitment to sustainability leadership, including developing a Green Finance Framework to benefit the communities where Equinix operates as well as its employees and stakeholders.

“Being a part of Equinix has truly been the opportunity of a lifetime, and I am proud of the business we have built together,” said Taylor. “Equinix has become an essential part of everyday life by enabling the connectivity that powers the digital economy, and the company is well positioned to drive a new phase of growth and value creation as we deliver on our strategic priorities. I look forward to working closely with Adaire and the executive team to identify the right successor and ensure a smooth transition.”

Ahead of Taylor’s planned retirement, Equinix has initiated the search process for his successor. The company is considering both internal and external candidates and expects to complete the process over the coming months.

About Equinix
Equinix, Inc. (Nasdaq: EQIX) shortens the path to boundless connectivity anywhere in the world. Its digital infrastructure, data center footprint and interconnected ecosystems empower innovations that enhance our work, life and planet. Equinix connects economies, countries, organizations and communities, delivering seamless digital experiences and cutting-edge AI—quickly, efficiently and everywhere.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, risks to our business and operating results related to the current inflationary environment; foreign currency exchange rate fluctuations; stock price fluctuations; increased costs to procure power and the general volatility in the global energy market; the challenges of building and operating IBX® and xScale® data centers, including those related to sourcing suitable power and land, and any supply chain constraints or increased costs of supplies; the challenges of developing, deploying and delivering Equinix products and solutions; unanticipated costs or difficulties relating to the integration of companies we have acquired or will acquire into Equinix; a failure to receive significant revenues from customers in recently built out or acquired data centers; failure to complete any financing arrangements contemplated from time to time; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the loss or decline in business from our key customers; risks related to our taxation as a REIT; risks related to regulatory inquiries or litigation; and other risks described from time to time in Equinix filings with the Securities and Exchange Commission. In particular, see recent and upcoming Equinix quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

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